Calculation of Filing Fee Tables
S-1
GRAYBAR ELECTRIC CO INC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock (par value $1 per share)	457(o)	2,500,000	$ 20.00	$ 50,000,000.00	0.0001381	$ 6,905.00
Fees to be Paid	Equity	Voting Trust Interests representing shares of Common Stock offered hereunder	457(o)		$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts:				$ 50,000,000.00		$ 6,905.00
		Total Fees Previously Paid:						$ 0.00
		Total Fee Offsets:						$ 1,830.13
		Net Fee Due:						$ 5,074.87
Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Graybar Electric Co Inc	S-1	333-289775	08/22/2025		$ 1,830.13	Equity	Common Stock and Voting Trust Interest	597,690	$ 11,953,800.00
Fee Offset Sources		Graybar Electric Co Inc	S-1	333-289775		08/22/2025						$ 4,529.94
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	Represents common stock of Graybar Electric Company, Inc. and voting trust interests representing such common stock, originally registered by the registrants under registration statement Represents common stock of Graybar Electric Company, Inc. and voting trust interests representing such common stock, originally registered by the registrants under registration statement No. 333-289775 filed August 22, 2025 and declared effective on November 20, 2025 (the "Prior Registration Statement"). The registrants have terminated or completed any offering that included the unsold securities under the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date